                                                                    Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

We  consent  to  the  incorporation  by  reference  in  Amendment  No.  1 to the
Registration  Statement (Form S-8 No.  333-121467)  pertaining to the 2004 Stock
Option Plan of Lone Star  Steakhouse & Saloon,  Inc. and related  Prospectus  of
Lone Star  Steakhouse  & Saloon,  Inc.  for the  reoffer  and  resale by certain selling  stockholders of 3,045,221  shares of common stock, of our reports dated
March 10, 2005, with respect to the  consolidated  financial  statements of Lone
Star Steakhouse & Saloon, Inc. included in its Annual Report (Form 10-K) for the year ended December 28, 2004, Lone Star Steakhouse & Saloon,  Inc.  management's assessment of the  effectiveness of internal  control over financial  reporting, and the effectiveness of internal control over financial  reporting of Lone Star
Steakhouse & Saloon, Inc. filed with the Securities and Exchange Commission.

                                              &/s/ Ernst & Young LLP

Kansas City, Missouri
October 24, 2005